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                                                              Exhibit 99.01

        PRESS RELEASE
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            MACROVISION(R) COMPLETES ACQUISITION OF INSTALLSHIELD(R)
                              SOFTWARE CORPORATION




SANTA CLARA, CALIF.--JULY 1, 2004--Macrovision(R) Corporation (Nasdaq: MVSN) today announced it has completed the acquisition of privately-held InstallShield(R) Software Corporation of Schaumburg, Illinois. The acquisition was originally announced on June 16, 2004.

The acquisition expands Macrovision's product portfolio in the Software Value Management category (see WWW.MACROVISION.COM/THESVMCATEGORY) and enables Macrovision to reach InstallShield's large software developer customer base. Macrovision expects that InstallShield's established market leadership and strong brand equity will help to accelerate incremental sales of Macrovision's FLEXnet(TM) electronic license management products. The solutions of both companies help software publishers and enterprise IT departments maximize the value of their software throughout its lifecycle from packaging and pricing through end user deployment, administration and updating. InstallShield will be integrated into Macrovision's Software Technologies Group and Macrovision plans to continue the full-scale development and expansion of InstallShield's existing product lines.


"The combination of Macrovision and InstallShield provides our customers with complete, market-leading Software Value Management solutions for all phases of the post-development software lifecycle," stated Bill Krepick, president and CEO of Macrovision. "This acquisition brings together two leaders in their respective markets and enables both software publishers and their customers to get the maximum value out of their software. We are very pleased at the progress we've achieved to-date in bringing the two companies together and getting a head start on integration."


ABOUT MACROVISION

Macrovision Corporation (Nasdaq: MVSN) is the market leader in electronic licensing, installation, and digital rights management ("DRM") technologies. Macrovision's Software Technologies Group markets the FLEXnet universal licensing platform and the InstallShield suite of software installation, repackaging and update solutions, which are deployed on more than 500 million desktops worldwide. Tens of thousands of software publishers and hundreds of Fortune 1000 companies use Macrovision technologies to maximize the value of their software. The Company holds more than 700 software licensing, DRM and content protection patents worldwide. Macrovision is headquartered in Santa Clara, California and has offices worldwide. More information about Macrovision can be found at WWW.MACROVISION.COM.

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This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the quotations attributed to Mr. Krepick regarding the expected benefits and synergies of the transactions. These forward-looking statements include statements regarding the completion and financial effects of the expected acquisition of InstallShield, the business strategies and product plans of both companies, the advantages of the acquisition for both companies, the features and benefits of the products of both companies, and the cooperative efforts to be undertaken by both companies. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements, including the ability of Macrovision to integrate the operations and administration of the companies effectively and efficiently; the ability of the companies to achieve operational and other business synergies; the risks associated with the integration of geographically dispersed operations; the effect of the acquisition on the suppliers, customers and other business partners of the companies; and the costs associated with integration; and the timely development and market acceptance of new and updated products. Other factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at WWW.SEC.GOV). Macrovision assumes no obligation to update any forward-looking statements.



                                      # # #


INVESTOR CONTACT:         MEDIA CONTACTS:
Ian Halifax               Miao Chuang               Jason Mandell or Jesse Odell
Macrovision Corporation   Macrovision Corporation   LaunchSquad
Tel +1 (408) 743 8600     Tel +1 (408) 562 8451     Tel: +1 (415) 625-8555
IR-INFO@MACROVISION.COM   MCHUANG@MACROVISION.COM   MVSN@LAUNCHSQUAD.COM